Exhibit 13.1

Section 906 Certification

     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Oscar von Chrismar, the Chief Executive Officer and David Turiel, the Chief Financial Officer of Banco Santander-Chile, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Santander-Chile.

April 12, 2006

By:	/s/ Oscar von Chrismar

	Name:	Oscar von Chrismar
Chief Executive Officer

By:	/s/ David Turiel

	Name:	David Turiel
Chief Financial Officer